Exhibit 99.1

Natural Resource Partners L.P. 601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.

Reports Second Quarter Results

Highlights

•	Revenues and other income of $137.6 million

•	Net income per unit of $0.25, or $0.28 excluding impairments

•	Distributable cash flow of $47.2 million

•	Adjusted EBITDA of $79.2 million

HOUSTON, August 6, 2015 – Natural Resource Partners L.P. (NYSE:NRP) today reported second quarter 2015 revenues and other income of $137.6 million compared to $90.6 million for 2014. Net income attributable to the limited partners for the second quarter of 2015 was $30.7 million, or $0.25 per unit, versus $30.8 million, or $0.28 per unit, for 2014. Results for both years included non-cash charges for impairments of certain assets. Excluding these impairments, net income per unit for the second quarter 2015 and the second quarter 2014, would be $0.28 and $0.33 per unit respectively. Distributable cash flow was $47.2 million in the second quarter 2015 compared to $64.9 million for 2014. NRP also reported adjusted EBITDA of $79.2 million for 2015 versus $76.9 million for 2014.

“Solid quarters from our aggregates and soda ash businesses offset the continued challenges facing the coal and oil and gas sectors,” said Wyatt Hogan, President and Chief Operating Officer. “We are pleased we have been able to implement the strategic plan announced in April 2015 to use our free cash flow to repay debt and make progress towards our long-term objectives while still making distributions to our unitholders. However, we also acknowledge the headwinds created by the further deterioration of the commodity price environment for coal and oil and gas, as well as the resulting impact on our stakeholders. We will continue to proactively manage the partnership to preserve and enhance long-term value.”

Highlights	Quarter Ended			For the Six Months Ended
	June 30, 2015	June 30, 2014	% Change	June 30, 2015	June 30, 2014	% Change
	(in thousands except per unit and per ton)			(in thousands except per unit and per ton)
Revenues
Total revenues and other income	$137,630	$90,561	52%	$247,307	$170,870	45%
Coal production (tons)	14,020	11,851	18%	25,128	24,103	4%
Average coal royalty revenue per ton	$2.74	$3.86	-29%	$3.01	$3.70	-19%
Coal royalty revenues	$38,433	$45,763	-16%	$75,645	$89,298	-15%
Other coal related revenue	$22,471	$9,598	134%	$34,741	$18,436	88%
Total coal related revenues	$60,904	$55,361	10%	$110,386	$107,734	2%
Aggregates related revenue	$42,886	$3,563	1104%	$71,832	$6,959	932%
Oil and gas related revenue	$14,839	$17,822	-17%	$30,069	$27,880	8%
Equity in earnings of unconsolidated investment	$11,599	$9,401	23%	$24,122	$19,180	26%

Operating Expenses	$81,710	$40,158	103%	$150,970	$68,028	122%

Interest Expense	$23,343	$19,037	23%	$46,286	$38,897	19%

Net income
Net income to limited partners	$30,707	$30,779	0%	$47,847	$62,732	-24%
Net income per common unit	$0.25	$0.28	-11%	$0.39	$0.57	-32%
Weighted average common units outstanding	122,300	110,403	11%	122,300	110,127	11%

Net income before considering any impairments (1)
Net income to limited partners	34,434	36,290	-5%	51,573	68,243	-24%
Net income per unit	$0.28	$0.33	-15%	$0.42	$0.62	-32%

Net cash provided by operating activities	50,638	61,008	-17%	106,110	99,638	6%

Distributable cash flow(1)	$47,171	$64,944	-27%	$99,798	$102,897	-3%

Adjusted EBITDA(1)	$79,153	$76,940	3%	143,357	145,918	-2%

(1)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Second Quarter 2015 compared to Second Quarter 2014

Revenues and Other Income

Total revenues and other income in the second quarter increased $47.0 million to $137.6 million from $90.6 million for the same period of 2014. This increase was largely driven

NRP Reports Second Quarter 2015 Results	Page 2 of 15

by $40.6 million in revenues associated with the VantaCore operations acquired in October 2014, an increase in earnings associated with our soda ash business, and a small asset sale in the second quarter 2015. Total coal related revenues increased to $60.9 million from $55.4 million for the second quarter of 2014, mainly due to a non-cash reserve swap of $9.3 million and an increase in minimums recognized as revenue of $3.4 million. These offset a drop of $7.3 million in coal royalty revenues mainly resulting from further declines in both prices and production in Central Appalachia and to a lesser extent the Illinois Basin. Met coal accounted for 29% and 43% of production and coal royalty revenues, respectively for the second quarter of 2015. Oil and gas revenues declined by $3.0 million for the second quarter of 2015 as compared to the same quarter of 2014, due to the decline in both oil and gas prices in 2015.

Operating Expenses

Total operating expenses increased $41.6 million to $81.7 million, mainly due to $32.8 million in additional operating expenses associated with VantaCore’s operations as well as increased depreciation, depletion and amortization associated with the VantaCore and Sanish Field acquisitions.

Interest Expense

Interest expense in the second quarter increased $4.3 million over the same period in 2014, primarily as a result of additional debt incurred associated with the acquisitions in the fourth quarter of 2014.

Net Income

Net income attributable to the limited partners of $30.7 million in the second quarter 2015 was virtually flat with the 2014 results. Net income per unit of $0.25 was negatively impacted by the additional 11.9 million units outstanding during the quarter in 2015 versus the corresponding quarter of 2014.

Distributable Cash Flow

Distributable cash flow decreased by $17.8 million to $47.2 million due mainly to the declines in coal royalty revenues of $7.3 million and the provision for maintenance capital expenditures of $6.8 million in 2015. Proceeds from asset sales totaling $5.4 million more than offset other changes in operating assets and liabilities.

Adjusted EBITDA

Adjusted EBITDA increased $2.2 million in the second quarter 2015 to $79.2 million. This increase in Adjusted EBITDA is mainly related to the inclusion of VantaCore in our operating results in 2015, which was partially offset by lower coal royalty revenues and oil and gas revenues in 2015 as compared to 2014.

NRP Reports Second Quarter 2015 Results	Page 3 of 15

Second Quarter 2015 compared to First Quarter 2015

Highlights	Quarter Ended
	June 30	March 31	% Change
	(in thousands, except per ton and per unit)
Revenues and other income
Total revenues and other income	$137,630	$109,677	25%
Coal production (tons)	14,020	11,108	26%
Average coal royalty revenue per ton	$2.74	$3.35	-18%
Coal royalty revenues	$38,433	$37,212	3%
Other coal related revenue	$22,471	$12,270	83%
Total coal related revenue	$60,904	$49,482	23%
Aggregates related revenue	$42,886	$28,946	48%
Oil and gas related revenue	$14,839	$15,230	-3%
Equity in earnings of unconsolidated investment	$11,599	$12,523	-7%

Operating expenses	$81,710	$69,260	18%

Net income
Net income to limited partners	$30,707	$17,139	79%
Net income per unit	$0.25	$0.14	79%
Average units outstanding	122,300	122,300	0%

Net income before considering any impairments(1)
Net income to the limited partners	$34,434	$17,139	101%
Net income per unit	$0.28	$0.14	100%

Net cash provided by operating activities	50,638	55,472	-9%

Distributable cash flow(1)	$47,171	$52,627	-10%

Adjusted EBITDA(1)	$79,153	$64,204	23%

(1)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Revenues and Other Income

Total revenues and other income for the second quarter increased 25% or $28.0 million to $137.6 million from the first quarter mainly due to increased revenues from VantaCore’s construction aggregates business of $13.9 million, an $11.4 million increase in coal related revenues, including the gain on reserve swap of $9.3 million, as well as the $3.1 million gain on asset sales.

Operating Expenses

Operating expenses increased $12.4 million over the first quarter of 2015 to $81.7 million mainly due to increased aggregates operating expenses associated with increased sales from VantaCore of $10.4 million and $3.8 million in impairments taken in the second quarter.

Net Income

Net income to the limited partners and net income per unit both increased 79% in the second quarter from the previous quarter to $30.7 million or $0.25 per unit. Before considering the non-cash impairment of $3.8 million, net income to the limited partners doubled to $34.4 million or $0.28 per unit.

Distributable Cash Flow

Distributable cash flow decreased 10% to $47.2 million from the first quarter mainly due to changes in working capital.

Adjusted EBITDA

Adjusted EBITDA for the second quarter 2015 increased $15.0 million to $79.2 million from the $64.2 million generated in the first quarter 2015. This increase is mainly due to increased operations at VantaCore, some small asset sales, and lower general and administrative expenses.

2015 Updated Guidance

Due to continuing pressures in both coal and oil and gas, NRP is reducing its 2015 guidance. The reduction in total revenues is largely due to lower coal royalty revenues from both Central Appalachia and the Illinois Basin, where production and pricing have decreased in part as a result of the idling of Foresight Energy’s Hillsboro mine due to elevated carbon monoxide levels. In July 2015, we received a force majeure notice from Foresight Energy regarding the Hillsboro mine; however, on July 28, 2015, Foresight Energy announced that operations at the Hillsboro mine had recommenced. While the mine resumed operating last week, the production in the second half of the year is expected to be lower than originally forecast as a result of preparations necessary to get the longwall back in full production.

NRP Reports Second Quarter 2015 Results	Page 4 of 15

Oil and gas revenues are expected to be lower in the second half of the year due to lower expected production volumes in part as a result of the reduced pace of development drilling. VantaCore’s construction aggregates business is expected to generate more operating income in the second half of the year than previously expected, as increased operating efficiencies more than offset lower than anticipated revenues.

The following table sets forth NRP’s updated guidance for the year ending December 31, 2015:

	2015 Original Guidance			2015 Updated Guidance
	(Range)			(Range)
	(in millions)			(in millions)
Coal production (mm tons)	44.0	-	51.0	41.0	-	48.0

Coal-related revenues(1)	$207.0	-	$221.0	$192.0	-	$205.0
Aggregates and industrial minerals revenues(2)	163.0	-	179.0	152.0	-	168.0
Oil and gas revenues(3)	56.0	-	66.0	52.0	-	61.0
Equity and other unconsolidated investment income (soda ash revenues)	47.0	-	50.0	47.0	-	50.0
Total revenues	$490.0	-	$535.0	$460.0	-	$505.0

Aggregates operating expenses				$122.0		$126.0
Oil and gas operating expenses				$12.0		$13.5

Operating income	$176.0	-	$206.0	$162.0	-	$186.0
Interest expense (net)	$88.0	-	$91.0	$92.0	-	$95.0
Adjusted EBITDA (4)	$280.0	-	$310.0	$260.0	-	$285.0

Distributable cash flow (4)	$175.0	-	$200.0	$145.0	-	$170.0

(1)	Includes coal royalty revenues, coal lease minimums recognized as revenues, coal overriding royalties, wheelage fees and coal-related processing and transportation fees.
(2)	Includes aggregate royalty revenues and revenues from VantaCore’s construction aggregates operations
(3)	Includes revenues from NRP’s Williston Basin non-operated working interest assets as well as oil and gas royalty revenues. Assumes an average WTI price of $52 per Bbl.
(4)	“Adjusted EBITDA” and “Distributable cash flow” are non-GAAP financial measures. For an explanation of these measures, see “Non-GAAP Financial Measures” at the end of this release.

“The updated guidance announced today reflects our estimates in light of the unprecedented challenges facing the coal industry,” said Mr. Hogan. “While we do not see improvements in the operating environment in the near term, we are aggressively working to identify actions and opportunities to further strengthen the partnership.”

Recent Developments

On August 3, 2015, Alpha Natural Resources, NRP’s second largest coal lessee, filed for bankruptcy. During the course of the bankruptcy, Alpha is expected to continue operations and pay royalties to NRP. In the second quarter, NRP recognized $8.9 million in revenues from Alpha, equivalent to 6.5% of NRP’s total revenues. Ultimately, Alpha will determine whether to assume or reject the coal leases that it has with NRP in the bankruptcy process. NRP currently anticipates that the majority of its active leases with Alpha will be assumed. At the time of the bankruptcy filing, Alpha estimated that it owed NRP approximately $2.5 million in pre-petition amounts for royalties on July 2015 production, which would have become due and payable in late August. NRP will receive all pre-petition amounts due to NRP with respect to any leases that are assumed in the bankruptcy.

In July 2015, OCI Enterprises, Inc. announced a sale of its general partner and limited partner interests in OCI Resources LP to Ciner Group for $429 million. OCI Resources owns 51% of OCI Wyoming, our trona mining and soda ash business. The transaction is expected to close in the third quarter of 2015.

In June 2015, VantaCore purchased a hard rock quarry operation located on the Tennessee River near Grand Rivers, Kentucky from one of NRP’s aggregates lessees that had previously idled the operation. Under VantaCore’s ownership, this operation will sell its limestone aggregates products in both the local market and downstream to river-based markets.

Liquidity and Capital Resources

At June 30, 2015, NRP had approximately $27.5 million in cash and $90.0 million available for borrowing under its revolving credit facilities. During the second quarter NRP repaid $27.3 million of debt, bringing the year-to-date net debt repayment amount to $43.5 million.

NRP Reports Second Quarter 2015 Results	Page 5 of 15

Distributions

In July 2015, the Board of Directors of NRP’s general partner declared a quarterly distribution of $0.09 per unit for the second quarter 2015.

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX. NRP is a diversified natural resource company that owns interests in oil and gas, coal, aggregates and industrial minerals across the United States. A large percentage of NRP’s revenues are generated from royalties and other passive income. In addition, NRP owns an equity investment in OCI Wyoming, a trona/soda ash operation, owns non-operated working interests in oil and gas properties and owns VantaCore, a construction aggregates business, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Distributable cash flow” represents cash flow from operations plus return on unconsolidated equity investments, proceeds from the sale of assets, and the return on direct financing lease and contractual overrides less maintenance capital expenditures and distributions to non-controlling interest. Distributable cash flow is a “non-GAAP financial measure” that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP’s ability to make quarterly cash distributions to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of historical distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income less equity and other unconsolidated investment income, gains on reserve swap and income to non-controlling interest; plus cash distributions received from unconsolidated affiliates, interest expense, taxes, depreciation, depletion and amortization, and asset impairments. “Adjusted EBITDA,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDA provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Adjusted EBITDA does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes Adjusted EBITDA is useful in evaluating our financial performance because this measure is widely

NRP Reports Second Quarter 2015 Results	Page 6 of 15

used by analysts, investors and rating agencies for comparative purposes. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. A reconciliation of historical Adjusted EBITDA to net income is included in the tables attached to this release.

This press release contains information based upon forward-looking estimates of distributable cash flow and Adjusted EBITDA for the year ending December 31, 2015. We do not provide financial guidance for projected net income or changes in working capital, and, therefore, we are unable to provide a reconciliation of our Adjusted EBITDA or distributable cash flow projections to net income, operating income, or net cash flow provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, oil, natural gas, and aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; the pace of development of our oil and natural gas properties; unanticipated geologic problems; our liquidity and access to capital and financing sources; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

15-09

-Financial statements follow-

Natural Resource Partners L.P.

Operating Statistics - Coal Related Revenue

(in thousands except per ton data)

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Regional Statistics
Coal royalty production (tons):
Appalachia
Northern	4,318	1,826	6,063	4,477
Central	4,376	5,288	8,760	9,664
Southern	1,174	949	2,149	1,933

Total Appalachia	9,868	8,063	16,972	16,074
Illinois Basin	2,960	3,416	5,543	6,538
Northern Powder River Basin	892	173	2,196	1,052
Gulf Coast	300	199	417	439

Total	14,020	11,851	25,128	24,103

Average royalty revenue per ton:
Appalachia
Northern	$0.16	$1.07	$0.22	$0.91
Central	4.04	4.50	4.02	4.53
Southern	4.60	5.14	4.69	5.35
Total Appalachia	2.41	3.80	2.75	3.62
Illinois Basin	3.90	4.12	3.97	4.06
Northern Powder River Basin	2.32	2.09	2.54	2.83
Gulf Coast	3.49	3.54	3.50	3.46
Combined average royalty revenue per ton	$2.74	$3.86	$3.01	$3.70
Coal royalty revenues:
Appalachia
Northern	$708	$1,958	$1,342	$4,096
Central	17,670	23,781	35,176	43,818
Southern	5,399	4,875	10,085	10,339

Total Appalachia	$23,777	$30,614	$46,603	$58,253
Illinois Basin	11,538	14,083	22,005	26,553
Northern Powder River Basin	2,071	362	5,578	2,972
Gulf Coast	1,047	704	1,459	1,520

Total coal royalty revenues	$38,433	$45,763	$75,645	$89,298

Other coal related revenues:
Override revenue	1,071	1,402	1,762	2,746
Transportation and processing fees	6,465	5,996	11,062	11,093
Minimums recognized as revenue	4,706	1,338	9,246	2,808
Reserve swap	9,290	—	9,290	—
DOH - coal property sale	—	—	1,665	—
Wheelage	939	862	1,716	1,789

Total other coal related revenues	$22,471	$9,598	$34,741	$18,436

Total coal related revenues	$60,904	$55,361	$110,386	$107,734

Coal related revenues	$28,562	$34,271	$58,983	$67,917
Coal related revenues - affiliates	32,342	21,090	51,403	39,817

Natural Resource Partners L.P.

Operating Statistics - Aggregates and Industrial Minerals

(in thousands)

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
VantaCore
Tonnage Sold	2,040	—	3,526	—
Revenues	$40,625	$—	$67,398	$—
Operating expenses	$32,800	$—	$55,207	$—

Aggregates royalty revenues and production
Tonnage	492	927	1,128	2,142
Average royalty per ton	$0.93	$0.69	$0.80	$0.99
Aggregate royalty revenues	$460	$644	$904	$2,125

Other aggregate related revenue
Override revenue	$1,453	$1,172	$2,887	$2,200
Bonus revenue	—	562	—	562
Processing fees	183	143	336	306
Minimums recognized as revenue	25	891	33	1,507
Wheelage	140	151	274	259

Other aggregate related revenue	$1,801	$2,919	$3,530	$4,834

Total aggregates royalty related revenue	$2,261	$3,563	$4,434	$6,959

Total aggregate related revenues	$42,886	$3,563	$71,832	$6,959

Investment in OCI Wyoming:
Soda ash revenues and distributions
Equity in earnings of unconsolidated investment	$11,599	$9,401	$24,122	$19,180
Cash distributions from equity earnings in unconsolidated investment	$10,902	$13,923	$21,805	$25,568

Natural Resource Partners L.P.

Operating Statistics - Oil and Gas

($ in thousands)

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Williston Basin non-operated working interests
Production volumes
Oil (MBbls)	266	139	573	207
Natural gas (Mcf)	188	97	409	112
NGL (MBoe)	36	10	76	12

Average sales price per unit
Oil ($/Bbl)	49.14	93.40	43.89	95.86
Natural gas ($/Mcf)	2.34	5.71	2.54	7.54
NGL ($/Boe)	12.14	35.40	12.21	48.50

Revenues
Oil	$13,071	12,982	$25,147	19,842
Natural gas	439	554	1,037	844
NGL	437	354	928	582
Non-production revenue	—	—	450	—
Total	$13,947	$13,890	$27,562	$21,268

Other oil and gas related revenues
Royalty and overriding revenues	$892	3,932	$2,507	6,612

Total oil and gas related revenues	$14,839	$17,822	$30,069	$27,880

Natural Resource Partners L.P.

Consolidated Statements of Comprehensive Income

(in thousands, except per unit data)

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenues and other income:
Coal related revenues	$28,562	$34,271	$58,983	$67,917
Coal related revenues - affiliates	32,342	21,090	51,403	39,817
Aggregate related revenues	42,886	3,563	71,832	6,959
Oil and gas related revenues	14,839	17,822	30,069	27,880
Equity in earnings of unconsolidated investment	11,599	9,401	24,122	19,180
Property taxes	3,070	3,378	6,074	7,345
Other	4,332	1,036	4,824	1,772

Total revenues and other income	137,630	90,561	247,307	170,870

Operating expenses:
Coal related expenses	504	663	1,825	1,240
Coal related expenses - affiliate	109	—	109	—
Aggregate related expenses	32,800	—	55,207	73
Oil and gas related expenses	2,999	2,291	6,760	4,212
General and administrative	2,234	6,029	9,689	8,719
General and administrative - affiliates	3,535	3,000	7,321	6,094
Depreciation, depletion and amortization	30,660	16,350	56,052	30,997
Asset impairments	3,803	5,624	3,803	5,624
Property, franchise and other taxes	5,066	6,201	10,204	11,069

Total operating expenses	81,710	40,158	150,970	68,028

Income from operations	55,920	50,403	96,337	102,842

Other income (expense)
Interest expense	(23,343)	(19,037)	(46,286)	(38,897)
Interest income	1	41	16	67

Other expense, net	(23,342)	(18,996)	(46,270)	(38,830)

Net Income	$32,578	$31,407	$50,067	$64,012
Less: net income attributable to non-controlling interest	(1,244)	—	(1,244)	—

Net income attributable to NRP	$31,334	$31,407	$48,823	$64,012

Net income attributable to partners:
Limited partners	$30,707	$30,779	$47,847	$62,732

General partner	$627	$628	$976	$1,280

Basic and diluted net income per common unit	$0.25	$0.28	$0.39	$0.57

Weighted average number of units outstanding:	122,300	110,403	122,300	110,127

Net income	$32,578	$31,407	$50,067	$64,012
Comprehensive loss from unconsolidated investment and other	210	(164)	(755)	(264)
Comprehensive loss attributable to non-controlling interest	(1,244)	—	(1,244)	—

Comprehensive income attributable to NRP	$31,544	$31,243	$48,068	$63,748

Natural Resource Partners L.P.

Consolidated Statements of Cash Flow

(in thousands, except per unit data)

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$32,578	$31,407	$50,067	$64,012
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	30,660	16,350	56,052	30,997
Asset impairment	3,803	5,624	3,803	5,624
Gain on reserve swap	(9,290)	—	(9,290)	—
Equity earnings from unconsolidated investment	(11,599)	(9,401)	(24,122)	(19,180)
Distributions from equity earnings from unconsolidated investment	10,902	10,290	21,805	21,935
Other, net	(1,718)	721	(2,728)	1,468
Other net, affiliates	6	—	13	—
Change in operating assets and liabilities:
Accounts receivable	(2,550)	1,584	12,560	(2,678)
Accounts receivable - affiliates	(2,341)	1,746	1,302	(1,352)
Accounts payable	3,223	448	581	(1,120)
Accounts payable - affiliates	3	(424)	(11)	54
Accrued liabilities	(6,340)	(3,224)	(5,419)	(1,968)
Deferred revenue	1,654	(1,495)	7,499	(1,165)
Deferred revenue - affiliates	801	4,852	63	8,264
Accrued incentive plan expenses	(677)	2,149	(6,952)	(5,916)
Other items, net	1,149	336	1,252	318
Other items, net - affiliates	374	45	(365)	345

Net cash provided by operating activities:	50,638	61,008	106,110	99,638

Cash flows from investing activities:
Acquisition of mineral rights	(12,333)	(7,087)	(29,121)	(8,891)
Acquisition of plant and equipment and other	(3,708)	(135)	(5,073)	(135)
Proceeds from sale of mineral rights	1,020	—	5,281	—
Proceeds from sale of plant and equipment and other	4,350	—	5,255	—
Return on equity and other unconsolidated investments	—	3,633	—	3,633
Return on direct financing lease and contractual override - affiliate	—	303	1,137	600

Net cash used in investing activities	(10,671)	(3,286)	(22,521)	(4,793)

Cash flows from financing activities:
Proceeds from loans	—	—	25,000	2,000
Repayment of loans	(27,317)	(12,317)	(68,483)	(53,483)
Proceeds from issuance of common units	—	9,329	—	13,842
Capital contribution by general partner	—	255	—	347
Distributions to non-controlling interests	(2,082)	—	(2,744)	(974)
Distributions to partners	(11,232)	(39,421)	(54,910)	(78,639)
Debt issuance costs and other	(5,086)	(381)	(5,003)	(438)

Net cash used in financing activities	(45,717)	(42,535)	(106,140)	(117,345)
Net increase (decrease) in cash and cash equivalents	(5,750)	15,187	(22,551)	(22,500)
Cash and cash equivalents at beginning of period	33,275	54,826	50,076	92,513

Cash and cash equivalents at end of period	$27,525	$70,013	$27,525	$70,013

Supplemental cash flow information:
Cash paid during the period for interest	$29,830	$24,432	$44,174	$39,135
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	$3,652	$—	4,452	—

Natural Resource Partners L.P.

Consolidated Balance Sheets

(in thousands, except for unit information)

	June 30,	December 31,
	2015	2014
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,525	$50,076
Accounts receivable, net	54,230	66,455
Accounts receivable - affiliates	8,192	9,494
Inventory	7,126	5,814
Prepaid expenses and other	2,854	4,279

Total current assets	99,927	136,118

Land	25,243	25,243
Plant and equipment, net	77,287	60,093
Mineral rights, net	1,788,454	1,781,852
Intangible assets, net	59,182	60,733
Equity in unconsolidated investment	263,619	264,020
Long-term contracts receivable - affiliate	49,236	50,008
Goodwill	4,840	52,012
Other assets	17,317	14,645

Total assets	$2,385,105	$2,444,724

LIABILITIES AND CAPITAL

Current liabilities:
Accounts payable	$16,692	$22,465
Accounts payable - affiliates	939	950
Accrued liabilities	45,924	43,533
Current portion of long-term debt	155,983	80,983

Total current liabilities	219,538	147,931

Deferred revenue	80,706	73,207
Deferred revenue - affiliates	87,116	87,053
Long-term debt, net	1,256,218	1,374,336
Long-term debt, net - affiliate	19,917	19,904
Other non-current liabilities	9,797	22,138

Partners’ capital:
Common unitholders’ interest (122,299,825 units outstanding)	703,055	709,019
General partner’s interest	12,122	12,245
Accumulated other comprehensive loss	(1,214)	(459)

Total partners’ capital	713,963	720,805
Non-controlling interest	(2,150)	(650)

Total capital	711,813	720,155

Total liabilities and capital	$2,385,105	$2,444,724

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended		For the Six Months Ended
	June 30,	June 30,	June 30.	June 30.
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net cash provided by operating activities	$50,638	$61,008	$106,110	$99,638
Add return on direct financing lease and contractual overrides	—	303	1,137	600
Add return on unconsolidated equity investments	—	3,633	—	3,633
Add proceeds from sale of mineral rights	1,020	—	5,281	—
Add proceeds from sale of plant and equipment and other	4,350	—	5,255	—
Less maintenance capital expenditures	(6,755)	—	(15,241)	—
Less distributions to non-controlling interest	(2,082)	—	(2,744)	(974)

Distributable cash flow	$47,171	$64,944	$99,798	$102,897

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended
	June 30,	March 31,
	2015	2015
	(unaudited)

Net cash provided by operating activities	$50,638	$55,472
Add return on direct financing lease and contractual overrides	—	1,137
Add return on unconsolidated equity investments	—	—
Add proceeds from sale of mineral rights	1,020	4,261
Add proceeds from sale of plant and equipment and other	4,350	905
Less maintenance capital expenditures	(6,755)	(8,486)
Less distributions to non-controlling interest	(2,082)	(662)

Distributable cash flow	$47,171	$52,627

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net income”

to Non-GAAP “Adjusted EBITDA”

	Quarter Ended		For the Six Months
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net income	$32,578	$31,407	$50,067	$64,012
Less equity earnings in unconsolidated investment	(11,599)	(9,401)	(24,122)	(19,180)
Less reserve swap	(9,290)	—	(9,290)	—
Less income to non-controlling interest	(1,244)	—	(1,244)	—
Add distributions from equity earnings in unconsolidated investment	10,902	13,923	21,805	25,568
Add depreciation, depletion and amortization	30,660	16,350	56,052	30,997
Add asset impairments	3,803	5,624	3,803	5,624
Add interest expense, gross	23,343	19,037	46,286	38,897

Adjusted EBITDA	$79,153	$76,940	$143,357	$145,918

Reconciliation of GAAP “Net income”

to Non-GAAP “Adjusted EBITDA”

	Quarter Ended
	June 30,	March 31,
	2015	2015
	(unaudited)

Net income	$32,578	$17,489
Less equity earnings in unconsolidated investment	(11,599)	(12,523)
Less reserve swap	(9,290)	—
Less income to non-controlling interest	(1,244)	—
Add distributions from equity earnings in unconsolidated investment	10,902	10,903
Add depreciation, depletion and amortization	30,660	25,392
Add asset impairments	3,803	—
Add interest expense, gross	23,343	22,943

Adjusted EBITDA	$79,153	$64,204

Natural Resource Partners L.P.

Reconciliation of GAAP “Total operating costs and expenses”

to Non-GAAP “Total operating expenses before considering any impairments”

(in thousands)

	Quarter Ended
	March 31, 2015	June 30, 2015	June 30, 2014
	(unaudited)
Operating expenses
Total operating expenses as reported	$69,260	$81,710	$40,158
Asset impairments	—	(3,803)	(5,624)
Total operating costs before considering any impairments	69,260	77,907	34,534

Reconciliation of GAAP “Net income attributable to the limited partners”

to Non-GAAP “Net income attributable to the limited partners before considering any impairments”

(in thousands)

	Quarter Ended
	March 31, 2015	June 30, 2015	June 30, 2014
	(unaudited)
Net income attributable to the limited partners
Net income as reported	$17,489	$31,334	$31,407
Asset impairments	—	3,803	5,624
Net income before considering any impairments	$17,489	$35,137	$37,031
Net income, before considering any impairments, attributable to:
General partner	$350	$703	$741
Holders of the IDRs	$—	$—	$—
Limited partners	$17,139	$34,434	$36,290

Reconciliation of GAAP “Basic and diluted net income per unit”

to Non-GAAP “Net income per unit before considering any impairments”

(in thousands)

	Quarter Ended
	March 31, 2015	June 30, 2015	June 30, 2014
	(unaudited)
Net income per unit
Net income per unit as reported	$0.14	$0.25	$0.28
Adjustment for asset impairments	—	0.03	0.05
Net income per limited partner unit, before considering any impairments	0.14	0.28	0.33

Weighted number of units outstanding	122,300	122,300	110,403

*	Numbers may not add due to rounding

-end-